UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): March 15, 2019

PETROSHARE CORP.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-37943 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

9635 Maroon Circle, Suite 400
Englewood, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07  Submission of Matters to a Vote of Security Holders

On March 15, 2019, PetroShare Corp. (the “Company”) held a special meeting of shareholders. Of the 28,077,337 shares outstanding and entitled to vote at the meeting, 17,724,876 shares were voted, or 63 % of the outstanding shares entitled to vote.

At the special meeting, the shareholders approved an amendment to the Company’s Articles of Incorporation (“Amendment”) to increase the authorized common stock from 100,000,000 shares to 200,000,000 shares. The Amendment was effective on March 20, 2019 upon filing it with the Colorado Secretary of State.

Election results for approval of the Articles Amendment are as follows:

For	Against	Abstain	Broker Non-Votes
17,569,805	143,374	11,697	-0-

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: March 20, 2019	By: /s/ Paul D. Maniscalco
Paul D. Maniscalco, Chief Financial Officer